Exhibit 10.1
[Liberty Global Class __]

LIBERTY GLOBAL
2023 INCENTIVE PLAN

(Amended and Restated effective November 24, 2023)

RESTRICTED SHARE UNITS AGREEMENT
THIS RESTRICTED SHARE UNITS AGREEMENT (this “Agreement”) is made as of _____________ ___, 20__ (the “Grant Date”), by and between LIBERTY GLOBAL LTD., a Bermuda exempted company limited by shares, as successor by scheme of arrangement to Liberty Global plc (the “Company”), and the individual whose name, address, and employee number appear on the signature page hereto (the “Grantee”).
The Company has adopted the Liberty Global 2023 Incentive Plan effective November 24, 2023, as may be amended, restated or otherwise modified (the “Plan”), which is incorporated herein.
Pursuant to the Plan, the Compensation Committee (the “Committee”) has determined that it is in the best interest of the Company and its Shareholders to award Restricted Share Units to the Grantee, subject to the conditions and restrictions set forth herein and in the Plan, in order to provide the Grantee additional remuneration for services rendered, to encourage the Grantee to continue to provide services to the Company or its Subsidiaries and to increase the Grantee’s personal interest in the continued success and progress of the Company.
The Company and the Grantee therefore agree as follows:
1.    Definitions. The following terms, when used in this Agreement, have the following meanings and capitalized terms used and not otherwise defined herein shall have the meaning given thereto in the Plan:
    “Act” means the U.K. Companies Act 2006, as amended from time to time, and the rules and regulations thereunder.
“Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado, are required or authorized to be closed.
“Cause” has the meaning specified for “cause” in Section 13.2(c) of the Plan.
“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. References to any specific Code section shall include any successor section.
“Committee” has the meaning specified in the preamble to this Agreement.

“Company” has the meaning specified in the preamble to this Agreement.
“Corresponding Day” means with respect to each month, the day of that month that is the same day of the month as the Grant Date; provided that, for any month for which there is not a day corresponding to the Grant Date, then the Corresponding Day shall be the last day of such month. By way of example, if the Grant Date was the 31st of December, the Corresponding Day in June would be the 30th.
“Good Reason” for a Grantee to terminate Grantee’s service with the Company and its Subsidiaries means that any of the following occurs without the consent of such Grantee prior to the 12 month anniversary of an Approved Transaction:
(a)    any material diminution in the Grantee’s base compensation;
(b)    the material diminution of the Grantee’s official position or authority, but excluding isolated or inadvertent action not taken in bad faith that is remedied promptly after notice; or
(c)    the Company requires the Grantee to relocate his/her principal business office to a different country.
“Grant Date” has the meaning specified in the preamble to this Agreement.
“Grantee” has the meaning specified in the preamble to this Agreement.
“Initial Vesting Date” means _____________ ___, 20__.
“LBTY__” and “Share” mean the Liberty Global Class __ common shares, nominal value $0.01 per share, of the Company.
“Plan” has the meaning specified in the preamble to this Agreement.
“Recovery Date” has the meaning specified in Section 5 of this Agreement.
“Required Withholding Amount” has the meaning specified in Section 13 of this Agreement.
“Restricted Share Units” has the meaning specified in Section 2 of this Agreement. Restricted Share Units represent an Award of Restricted Shares that provides for the issuance of the Shares subject to the Award at or following the end of the Restriction Period within the meaning of Article IX of the Plan.
“RSU Dividend Equivalents” means, to the extent specified by the Committee, an amount equal to all dividends and other distributions (or the economic equivalent thereof) which are payable or transferable to Shareholders of record during the Restriction Period on a like number of the Shares represented by the Restricted Share Units.

“Section 409A” means Section 409A of the Code and related regulations and U.S. Department of the Treasury pronouncements.
“Section 409A Payment Date” means, with respect to any Vesting Date, March 15 of the calendar year following the calendar year in which such Vesting Date occurred.
“Termination of Service” means the termination, for any reason, of Grantee’s provision of services to the Company and its Subsidiaries, as an officer, employee or independent contractor, including by reason of a sale, assignment or other disposition of a Subsidiary by the Company that results in the Subsidiary no longer being a “Subsidiary” as defined in the Plan or that, in the exclusive discretion of the Committee, constitutes a termination, regardless of whether the Subsidiary continues to be a “Subsidiary” as defined in the Plan. Whether any leave of absence constitutes a Termination of Service will be determined by the Committee subject to Section 13.2(d) of the Plan.
“Vesting Date” means each date, including the Initial Vesting Date, on which any Restricted Share Units cease to be subject to a risk of forfeiture, as determined in accordance with this Agreement and the Plan.
2.    Grant of Restricted Share Units. Subject to the terms and conditions herein and pursuant to the Plan, the Company grants to the Grantee effective as of the Grant Date an Award of the number of Restricted Share Units set forth on the signature page hereof, each representing the right to receive one Share.
3.    Settlement of Restricted Share Units. Settlement of Restricted Share Units that vest in accordance with Section 5 or 6 of this Agreement or Section 13.1(b) of the Plan shall be made as soon as administratively practicable after the applicable Vesting Date, but in no event later than the Section 409A Payment Date applicable to such Vesting Date. Settlement of vested Restricted Share Units shall be made by issuance of Shares, together with any related RSU Dividend Equivalents, in accordance with Section 7.
4.    Shareholder Rights; RSU Dividend Equivalents. The Grantee shall have no rights of a Shareholder with respect to any Shares represented by any Restricted Share Units unless and until such time as Shares represented by vested Restricted Share Units have been delivered to the Grantee in accordance with Section 7. The Grantee will have no right to receive, or otherwise have any rights with respect to, any RSU Dividend Equivalents until such time, if ever, as the Restricted Share Units with respect to which such RSU Dividend Equivalents relate shall have become vested and, if vesting does not occur, the related RSU Dividend Equivalents will be forfeited. RSU Dividend Equivalents shall not bear interest or be segregated in a separate account. Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate the vesting of any portion of the RSU Dividend Equivalents (the “Vested RSU Dividend Equivalents”). The settlement of any Vested RSU Dividend Equivalents shall be made as soon as administratively practicable after the accelerated vesting date, but in no event later than March 15 of the following calendar year.

5.    Vesting. Unless the Committee otherwise determines in its sole discretion, subject to earlier vesting in accordance with Section 6 of this Agreement or Section 13.1(b) of the Plan and subject to the last paragraph of this Section 5, the Restricted Share Units shall become vested in accordance with the following schedule (each date specified below being a Vesting Date):
(a)    On the Initial Vesting Date, 33% of the Restricted Share Units shall become vested;
(b)    On the Corresponding Day in the twelfth (12th) month following the Initial Vesting Date, an additional 33% of the Restricted Share Units shall become vested; and
(c)    On the Corresponding Day in the twenty-fourth (24th) month following the Initial Vesting Date, 100% of the Restricted Share Units shall become vested.
[Please refer to the website of the Third Party Administrator, Solium Capital LLC (Shareworks), which maintains the database for the Plan and provides related services, for the specific Vesting Dates related to the Restricted Share Units (click on the specific grant ID under the tab labeled “Portfolio – Stock Options and Awards”).]
On each Vesting Date, and upon the satisfaction of any other applicable restrictions, terms and conditions, any RSU Dividend Equivalents with respect to the Restricted Share Units that have not theretofore become Vested RSU Dividend Equivalents (“Unpaid RSU Dividend Equivalents”) will become vested to the extent that the Restricted Share Units related thereto shall have become vested in accordance with this Agreement.
Notwithstanding the foregoing, the Grantee will not vest, pursuant to this Section 5, in Restricted Share Units as to which the Grantee would otherwise vest as of a given date if Grantee’s Termination of Service or a breach of any applicable restrictions, terms or conditions with respect to such Restricted Share Units has occurred at any time after the Grant Date and prior to such Vesting Date (the vesting or forfeiture of such Restricted Share Units to be governed instead by Section 6). In addition, in the event the Grantee is suspended (with or without compensation) or is otherwise not in good standing with the Company or any Subsidiary as determined by the Company’s General Counsel due to an alleged violation of the Company’s Code of Business Conduct, applicable law or other misconduct (a “Suspension Event”), the Company has the right to suspend the vesting of the Restricted Share Units until the day after the Company (as determined by the General Counsel or his/her designee) has determined (x) the suspension is lifted or (y) the Company determines lack of good standing has been cured (each, the “Recovery Date”). If the Suspension Event has occurred and prior to the Recovery Date, the Grantee dies, is disabled or is terminated without Cause, then the provisions of this Section 5 and Section 6 continue to apply notwithstanding the Suspension Event. If the Grantee resigns (including due to Retirement) or is terminated for Cause prior to the Recovery Date then the unvested Restricted Share Units will be terminated without any further vesting after the date of the Suspension Event, unless otherwise agreed by the Company.

6.    Early Vesting or Forfeiture.
(a)    Unless otherwise determined by the Committee in its sole discretion:
(i)    If Termination of Service occurs by reason of the Grantee’s death or Disability, the Restricted Share Units, to the extent not theretofore vested, and any related Unpaid RSU Dividend Equivalents, will immediately become fully vested.
(ii)    If the Termination of Service is due to the Grantee’s Retirement and occurs at least 6 months after the Grant Date, then any unvested Restricted Share Units and Unpaid RSU Dividend Equivalents shall immediately vest to the extent that such Restricted Share Units, together with any related Unpaid RSU Dividend Equivalents, would have become vested had the Grantee remained in continuous employment with the Company through the date that is one year after the date of the Grantee’s Retirement. Such Restricted Share Units and any related Unpaid RSU Dividend Equivalents will be settled in accordance with Section 3.
(iii)    If Termination of Service is by the Company or a Subsidiary without Cause (as determined in the sole discretion of the Committee) and occurs at least 6 months after the Grant Date and prior to the Initial Vesting Date, then a percentage of the Restricted Share Units, together with any related Unpaid RSU Dividend Equivalents, will become vested on the date of Termination of Service equal to the product of (x) one-thirteenth (1/13) of the percentage of Restricted Share Units that would have become vested on the Initial Vesting Date in accordance with the vesting schedule as detailed in Section 5, times (y) the number of full months of employment completed since the Grant Date. If Termination of Service is by the Company or a Subsidiary without Cause (as determined in the sole discretion of the Committee) and occurs after the Initial Vesting Date, then a percentage of the Restricted Share Units, together with any related Unpaid RSU Dividend Equivalents, will become vested on the date of Termination of Service equal to the product of (x) one-twelfth (1/12) of the percentage of Restricted Share Units that would have become vested on the next following Vesting Date in accordance with the vesting schedule as detailed in Section 5, times (y) the number of full months of employment completed since the most recent Vesting Date preceding the Termination of Service. If the Grantee is employed by a Subsidiary and experiences a Termination of Service as a result of the Company’s sale, assignment or other disposition of the Subsidiary to an unrelated third-party, that event will be a Termination of Service by the Company without Cause (unless otherwise determined in the sole discretion of the Committee).
(iv)    If Termination of Service occurs for any reason other than as specified in Section 6(a)(i), 6(a)(ii) or 6(a)(iii) above or 6(d) below, then the Restricted Share Units, to the extent not theretofore vested, together with any related Unpaid RSU Dividend Equivalents, will be forfeited immediately.
(v)    If the Grantee breaches any restrictions, terms or conditions provided in or established by the Committee pursuant to the Plan or this Agreement with respect to the Restricted Share Units prior to the vesting thereof (including any attempted or completed transfer of any such unvested Restricted Share Units contrary to the terms of the Plan or this

Agreement), the unvested Restricted Share Units, together with any related Unpaid RSU Dividend Equivalents, will be forfeited immediately.
(b)    Upon forfeiture of any unvested Restricted Share Units, and any related Unpaid RSU Dividend Equivalents, such Restricted Share Units and any related Unpaid RSU Dividend Equivalents will be immediately cancelled, and the Grantee will cease to have any rights with respect thereto.
(c)    The Committee shall have the sole discretion to determine whether a change of the Grantee’s employment from the Company to a Subsidiary or from a Subsidiary to the Company or another Subsidiary, or a change in Grantee’s status from an independent contractor to an employee, will be a Termination of Service for purposes of this Agreement. Unless the Committee otherwise determines, however, any such change of employment or status that is not made at the request, or with the express consent, of the Company and any change in Grantee’s status from an employee to an independent contractor will be a Termination of Service within the meaning of this Agreement; provided, however, that, to the extent Section 409A is applicable to Grantee, any amounts otherwise payable hereunder as nonqualified deferred compensation within the meaning of Section 409A on account of Termination of Service shall not be payable before Grantee “separates from service”, as that term is defined in Section 409A, and shall be paid in accordance with Section 7 of this Agreement.
(d)    Notwithstanding anything to the contrary contained herein, if Termination of Service occurs (x) by the Company or a Subsidiary without Cause or (y) by the Grantee for Good Reason, in each case, on or prior to (A) the 12 month anniversary of an Approved Transaction or (B) with respect to clause (y) of this Section 6(d) only, the later of such 12 month anniversary or the first day following the expiration of the cure period described below, then all unvested Restricted Share Units, together with any related Unpaid RSU Dividend Equivalents, will become vested in full on the date of Termination of Service. For the Grantee’s Termination of Service to qualify as for Good Reason, the Grantee must notify the Committee in writing within 30 days of the occurrence of the event giving rise to the Good Reason, and the Company must have failed to take corrective action within 30 days after such notice is given to cure the event giving rise to the Good Reason for Termination of Service.
7.    Delivery by the Company. As soon as practicable after the vesting of Restricted Share Units and any related Unpaid RSU Dividend Equivalents, pursuant to Section 5 or 6 hereof or Section 13.1(b) of the Plan, and subject to the withholding referred to in Section 13 of this Agreement, the Company will deliver or cause to be delivered to or at the direction of the Grantee (i)(a) a certificate issued or transferred in Grantee’s name for the Shares represented by such vested Restricted Share Units, (b) a statement of holdings reflecting that the Shares represented by such vested Restricted Share Units are for the benefit of the Grantee in uncertificated form by a third party service provider designated by the Company, (c) a confirmation of deposit of the Shares represented by such vested Restricted Share Units, in book-entry form, into the broker’s account designated by the Grantee, or (d) upon approval of the Committee and in the sole discretion of the Company, cash equal in value to the Shares represented by such vested Restricted Share Units, (ii) any securities constituting related vested

Unpaid RSU Dividend Equivalents by any applicable method specified in clause (i) above, and (iii) any cash payment constituting related vested Unpaid RSU Dividend Equivalents. Any delivery of securities will be deemed effected for all purposes when (1) a certificate representing or statement of holdings reflecting such securities and, in the case of any Unpaid RSU Dividend Equivalents, any other documents necessary to reflect ownership thereof by the Grantee has been made available to the Grantee in written or electronic format, or (2) confirmation of deposit into the designated broker’s account of such securities, in written or electronic format, is first made available to the Grantee. Any cash payment will be deemed effected when a check from the Company, payable to or at the direction of the Grantee and in the amount equal to the amount of the cash payment, has been delivered personally to or at the direction of the Grantee or deposited in the United States or local country mail, addressed to the Grantee or Grantee’s nominee.
8.    Nontransferability of Restricted Share Units Before Vesting.
(a)    Before vesting and during Grantee’s lifetime, the Restricted Share Units and any related Unpaid RSU Dividend Equivalents may not be sold, assigned, transferred by gift or otherwise, pledged, exchanged, encumbered or disposed of (voluntarily or involuntarily), other than pursuant to a Domestic Relations Order. In the event of an assignment pursuant to a Domestic Relations Order, the unvested Restricted Share Units and any related Unpaid RSU Dividend Equivalents so assigned shall be subject to all the restrictions, terms and provisions of this Agreement and the Plan, and the assignee shall be bound by all applicable provisions of this Agreement and the Plan in the same manner as the Grantee is.
(b)    The Grantee may designate a beneficiary or beneficiaries to whom the Restricted Share Units, to the extent then vested, and any related Unpaid RSU Dividend Equivalents will pass upon the Grantee’s death and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the legal department of the Company on such form as may be prescribed by the Company, provided that no such designation will be effective unless so filed prior to the death of the Grantee. If no such designation is made or if the designated beneficiary does not survive the Grantee’s death, the Restricted Share Units, to the extent then vested, and any related Unpaid RSU Dividend Equivalents, will pass by will or the laws of descent and distribution. Following the Grantee’s death, the person to whom such vested Restricted Share Units and any related Unpaid RSU Dividend Equivalents pass according to this Section 8(b) will be deemed the Grantee for purposes of any applicable provisions of this Agreement.
9.    Adjustments. The Restricted Share Units and any related Unpaid RSU Dividend Equivalents will be subject to adjustment pursuant to Section 4.2 of the Plan in such manner as the Committee may deem equitable and appropriate in connection with the occurrence following the Grant Date of any of the events described in Section 4.2 of the Plan.
10.    Company’s Rights. The existence of this Agreement will not affect in any way the right or power of the Company or its Shareholders to accomplish any corporate act, including, without limitation, the acts referred to in Section 13.17 of the Plan.

11.    Limitation of Rights.     Nothing in this Agreement or the Plan will be construed to give the Grantee any right to be granted any future Award other than in the sole discretion of the Committee or to give the Grantee or any other person any interest in any fund or in any specified asset or assets of the Company or any of its Subsidiaries. Neither the Grantee nor any person claiming through the Grantee will have any right or interest in Shares represented by any Restricted Share Units or any related Unpaid RSU Dividend Equivalents unless and until there shall have been full compliance with all the terms, conditions and provisions of this Agreement and the Plan.
12.    Restrictions Imposed by Law. Without limiting the generality of Section 13.9 of the Plan, the Company shall not be obligated to deliver any Shares represented by vested Restricted Share Units or securities constituting any Unpaid RSU Dividend Equivalents if counsel to the Company determines that the issuance or delivery thereof would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange upon which the Shares or such other securities are listed. The Company will in no event be obligated to take any affirmative action in order to cause the delivery of Shares represented by vested Restricted Share Units or securities constituting any Unpaid RSU Dividend Equivalents to comply with any such law, rule, regulation, or agreement. Any certificates representing any such securities issued or transferred under this Agreement may bear such legend or legends as the Company deems appropriate in order to assure compliance with the Act and applicable tax or securities laws.
13.    Withholding.
(a)    To the extent that the Company is subject to withholding tax or employee social security withholding requirements under any national, state, local or other governmental law with respect to the award of Restricted Share Units to the Grantee or the vesting thereof, or the designation of any RSU Dividend Equivalents as payable or distributable or the payment or distribution thereof, the Grantee must make arrangement satisfactory to the Company to make payment to the Company of the amount required to be withheld under such tax or employee social security contribution laws, as determined by the Company (collectively, the “Required Withholding Amount”). To the extent such withholding is required because the Grantee vests in some or all of the Restricted Share Units and any related RSU Dividend Equivalents, the Company shall withhold (subject to compliance with applicable law, including, but not limited to, “financial assistance” prohibitions under the Act) (i) from the Shares represented by vested Restricted Share Units and otherwise deliverable to the Grantee a number of Shares and/or (ii) from any related RSU Dividend Equivalents otherwise deliverable to the Grantee an amount of such RSU Dividend Equivalents, which collectively have a value (or, in the case of securities withheld, a Fair Market Value) equal to the Required Withholding Amount, unless the Grantee remits the Required Withholding Amount to the Company in cash in such form and by such time as the Company may require or other provisions for withholding such amount satisfactory to the Company have been made. Without limitation to the foregoing sentence, the Grantee hereby agrees that the Required Withholding Amount can also be collected by (i) deducting from cash amounts otherwise payable to the Grantee (including wages or other cash compensation) or (ii) withholding from proceeds of the sale of Shares acquired upon vesting of the Restricted

Share Units through a sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent). Notwithstanding any other provisions of this Agreement, the delivery of any Shares represented by vested Restricted Share Units and any related RSU Dividend Equivalents may be postponed until any required withholding taxes have been paid to the Company.
(b)    If the Grantee is subject to tax in the United Kingdom and the withholding of any income tax due is not made within 90 days of the event giving rise to the income tax liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall (assuming the Grantee is not a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act)) constitute a loan owed by the Grantee to the Grantee’s employer (the “Employer”), effective on the Due Date. The Grantee agrees that the loan will bear interest at the then-current HM Revenue & Customs (“HMRC”) Official Rate, it will be immediately due and repayable, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in Section 13(a). If the Grantee is a director or executive officer and income tax is not collected from or paid by the Grantee by the Due Date, the amount of any uncollected income tax will constitute a benefit to the Grantee on which additional income tax and national insurance contributions (“NICs”) will be payable. The Grantee will be responsible for paying and reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer, as applicable, for the value of any NICs due on this additional benefit.
14.    Notice. Unless the Company notifies the Grantee in writing of a different procedure, any notice or other communication to the Company with respect to this Agreement will be in writing and will be delivered personally or sent by United States first class or local country mail, postage prepaid, sent by overnight courier, freight prepaid or sent by facsimile and addressed as follows:
Liberty Global Ltd.
c/o Liberty Global Inc.
1550 Wewatta Street, Suite 1000
Denver, Colorado 80202
Attn: General Counsel
Fax: 303-220-6691

Any notice or other communication to the Grantee with respect to this Agreement will be in writing and will be delivered personally, or will be sent by United States first class or local country mail, postage prepaid, to the Grantee’s address as listed in the records of the Company on the Grant Date, unless the Company has received written notification from the Grantee of a change of address.
15.    Amendment. Notwithstanding any other provision hereof, this Agreement may be supplemented or amended from time to time as approved by the Committee. Without limiting the generality of the foregoing, without the consent of the Grantee,

(a)    this Agreement may be amended or supplemented from time to time as approved by the Committee (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or (ii) to add to the covenants and agreements of the Company for the benefit of the Grantee or surrender any right or power reserved to or conferred upon the Company in this Agreement, subject to any required approval of the Shareholders and, provided, in each case, that such changes will not adversely affect the rights of the Grantee with respect to the Award evidenced hereby, or (iii) to reform the Award made hereunder as contemplated by Section 13.19 of the Plan or to exempt the Award made hereunder from coverage under Code Section 409A, or (iv) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including the Act and any applicable tax or securities laws; and
(b)    subject to any required action by the Board or the Shareholders, the Restricted Share Units granted under this Agreement may be canceled by the Company and a new Award made in substitution therefor, provided that the Award so substituted will satisfy all of the requirements of the Plan as of the date such new Award is made and no such action will adversely affect any Restricted Share Units that are then vested.
16.    Grantee Employment.
(a)    Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, will confer or be construed to confer on the Grantee any right to employment or to continue in the employ or service of the Company or any of its Subsidiaries or interfere in any way with any right of the Company or any Subsidiary, subject to the terms of any separate employment or service agreement to the contrary, to terminate the Grantee’s employment or service at any time, with or without Cause.
(b)    The Award hereunder is special incentive compensation that will not be taken into account, in any manner, as salary, earnings, compensation, bonus or benefits, in determining the amount of any payment under any pension, retirement, profit sharing, 401(k), life insurance, salary continuation, severance or other employee benefit plan, program or policy of the Company or any of its Subsidiaries or any employment or service agreement or arrangement with the Grantee.
(c)    It is a condition of the Grantee’s Award that, in the event of Termination of Service for whatever reason, whether lawful or not, including in circumstances which could give rise to a claim for wrongful and/or unfair dismissal (whether or not it is known at the time of Termination of Service that such a claim may ensue), the Grantee will not by virtue of such Termination of Service, subject to Section 6 of this Agreement, become entitled to any damages or severance or any additional amount of damages or severance in respect of any rights or expectations of whatsoever nature the Grantee may have hereunder or under the Plan. Notwithstanding any other provision of the Plan or this Agreement, the Award hereunder will not form part of the Grantee’s entitlement to remuneration or benefits pursuant to the Grantee’s employment agreement or arrangement, if any. The rights and obligations of the Grantee under the terms of Grantee’s employment or service agreement or arrangement, if any, will not be enhanced hereby.

(d)    In the event of any inconsistency between the terms hereof or of the Plan and any employment, severance or other agreement or arrangement with the Grantee, the terms hereof and of the Plan shall control.
17.    Nonalienation of Benefits. Except as provided in Section 8 of this Agreement, (i) no right or benefit under this Agreement will be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same will be void, and (ii) no right or benefit hereunder will in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Grantee or other person entitled to such benefits.
18.    Data Privacy.
(a)    By accepting this Agreement, the Grantee understands that for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan, the following personal data of Grantee (“Data”) shall be maintained and processed by the Company and its affiliates, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, bonus and employee benefits, nationality, job title and description, any Shares or directorships or other positions the Grantee holds or held in the Company, its subsidiaries and affiliates, details of all options, share appreciation rights, restricted shares, performances share units, restricted share units or any other entitlement to Shares or other Awards granted, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, annual performance objectives, performance reviews and performance ratings, for the purpose of implementing, administering and managing Awards under the Plan.

(b)    The Grantee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Grantee’s country or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative. The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Grantee may elect to deposit any Shares acquired with respect to an Award.

(c)    The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that the Grantee may at any time view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or exercise rights to rectify, transfer, remove or restrict use of Data as permitted by applicable law, by contacting in writing the Grantee’s local human resources representative. Notwithstanding the foregoing, the Grantee understands that if Grantee subsequently requires the removal of all or any part of the Grantee’s Data, the Company may not be able to grant Restricted Share Units or other equity awards or administer or maintain such awards. For more information on the privacy of the Data, the Grantee may contact the Grantee’s local human resources representative.

19.    Governing Law; Jurisdiction. The validity, interpretation, construction and performance of this Agreement shall be governed in all respects exclusively by the internal laws of the State of Colorado as a contract to be performed in such state and without regard to any principles of conflicts of law thereof. Each party to this Agreement hereby irrevocably consents to the exclusive jurisdiction of, and agrees that any action to enforce, interpret or construe this Agreement or any other agreement or document delivered in connection with this Agreement shall be conducted in, the federal or state courts of the State of Colorado sitting in the City and County of Denver, and the Grantee hereby submits to the personal jurisdiction of such courts and irrevocably waives any defense of improper venue or forum non conveniens to any such action brought in such courts. Each party hereby waives its right to trial by jury.
20.    Construction. References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all Exhibits and Schedules appended hereto, including the Plan. This Agreement is entered into, and the Award evidenced hereby is granted, pursuant to the Plan and shall be governed by and construed in accordance with the Plan and the administrative interpretations adopted by the Committee thereunder. The word “include” and all variations thereof are used in an illustrative sense and not in a limiting sense. All decisions of the Committee upon questions regarding this Agreement will be conclusive. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan will control. The headings of the sections of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and will in no way modify or restrict any of the terms or provisions hereof.
21.    Duplicate Originals. The Company and the Grantee may sign any number of copies of this Agreement. Each signed copy will be an original, but all of them together represent the same agreement. Counterparts to this Agreement may be delivered via .pdf or electronic means.
22.    Rules by Committee. The rights of the Grantee and the obligations of the Company hereunder will be subject to such reasonable rules and regulations as the Committee, in its discretion and as contemplated by Section 3.3 of the Plan, may adopt from time to time.
23.    Entire Agreement. This Agreement is in satisfaction of and in lieu of all prior discussions and agreements, oral or written, between the Company and the Grantee regarding the subject matter hereof. The Grantee and the Company hereby declare and represent that no promise or agreement not herein expressed has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the Award and replaces and makes null and void any prior agreements between the Grantee and the Company regarding the Award. This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, successors and permitted assigns.

24.    Grantee Acceptance. The Grantee will signify acceptance of the terms and conditions of this Agreement by signing in the space provided at the end hereof and returning a signed copy to the Company. If the Grantee does not execute and return this Agreement within 120 days of the Grant Date, the grant of Restricted Share Units shall be null and void.

Signature Page to Restricted Share Units Agreement
dated as of _____________ ___, 20__, between Liberty Global Ltd. and Grantee

LIBERTY GLOBAL LTD.

By: /s/ Bryan H. Hall
Name: Bryan H. Hall
Title: Executive Vice President

ACCEPTED:

Grantee Name:
Address:

Grantee ID:

Employee Grant ID

Number of Restricted Share Units (LBTY__ Shares) Awarded:
    14